SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Amended October 4, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-26919

CYBER MARK INTERNATIONAL CORP.
(Exact name of small business issuer as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	N/A (IRS Employer Identification No.)

1481 West Warm Springs, Suite 133
Henderson, Nevada 89014
(Address of principal executive offices)

(877) 377-9427
(Issuer's telephone number)

Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company changed auditors for the year ended December 31, 2001 to David E. Coffey, CPA Nevada to facilitate the movement of the Company office to Nevada from Delaware.

Previous Auditors: Citrin Cooperman & Company, LLP, New York, New York.

The Company's independent auditor for the years ended December 31, 1998, 1999, and 2000 was Citrin Cooperman & Company, LLP, New York, New York, who did not perform any accounting auditing or consulting services for the Company after May 18, 2001 at which time Citrin was no longer independent based upon unpaid fees due to the firm. Citrin officially notified the Company on August 1, 2002 of its resignation as the Company's independent auditors.

The audit reports of Citrin on the Company's financial statements as of December 31, 1998, 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except as discussed below. In Citrin's reports dated April 7, 2002, with respect to the December 31, 1999 financial statements, and April 11, 2001 with respect to the December 31, 2000 financial statements, the following modification was included:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered significant losses from operations, has breached certain loan covenants and has deficiencies in working capital and stockholders' equity. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audits of the Company's financial statements for the year ended December 31, 2000 and 1999 and, with respect only to the Company's filing on Form S-8 regarding its 2001 Performance Equity Plan, for the interim period through May 8, 2001, there were no disagreements with Citrin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved Citrin's satisfaction, would have caused them to make reference thereto in their reports on financial statements for such years. Citrin Cooperman & Company, LLP was not involved with the Company's filing of its form 10-QSB for the three months ended March 31, 2001, which was filed on May 14, 2001.

Present Auditors: David E. Coffey, CPA

The Company's current independent auditor, and auditor for the year ended December 31, 2001 is David E. Coffey, CPA, Las Vegas, Nevada.

Any filings prepared subsequent to May 18, 2001, are audited by David E. Coffey, CPA. Any filings prepared prior to the 10KSB for December 31, 2000 were prepared without Mr. Coffey's participation, involvement in review.

During the fiscal year of the Company ended December 31, 2001 the financial statements of the Company have not contain any adverse opinion or disclaimer of opinion from the Company's independent auditors, and were not modified as to uncertainty, audit scope, or accounting principles. For this fiscal year there was no disagreements with the independent auditors on any matters of accounting principles, financial statement disclosure, or auditing scope or procedure which if not resolved to the former independent auditors' satisfaction, would have caused it to make reference to it on the audit reports.

The Company has provided copies of these disclosures to the previous and current auditors and has requested that they furnish a letter to the Securities and Exchange Commission stating whether they agree with the above statements

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements: None

(b) Exhibits: (1) Letter from previous auditor
(2) Letter form current auditor

Exhibit (1)

CITRIN COOPERMAN & COMPANY, LLP
Certified Pubic Accountants
529 Fifth Avenue
New York, New York 10017

Securities and Exchange Commission
Washington DC 20549

Re: Cyber Mark International Corp.

We have read Item 4 included in the Form 8-K/A dated October 4, 2002 of Cyber Mark International Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained insofar as they relate to our firm.

CITRIN COOPERMAN & COMPANY, LLP
By:/s/ Citrin Cooperman & Company, LLP

Dated: December 10, 2002

Exhibit (2)

David E. Coffey, CPA
Certified Pubic Accountant
6767 West Tropicana, Suite 216
Las Vegas, Nevada 89103

Securities and Exchange Commission
Washington DC 20549

Re: Cyber Mark International Corp.

We have read Item 4 of Form 8-K/A for the change of auditors of the Corporation, and are in agreement with the statements contained insofar as they relate to our firm.

David E. Coffey, CPA
By:/s/ David E. Coffey, Certified Public Accountant

Dated: December 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Date: December 10, 2002	By:/s/ Urban Casavant Urban Casavant, President